UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 17, 2005

AVANT IMMUNOTHERAPEUTICS, INC.

(Exact name of registrant as specified in charter)

Delaware	0-15006	13-3191702
(State or other jurisdiction	(Commission file number)	(IRS employer
of incorporation)		identification no.)

119 Fourth Avenue

Needham, Massachusetts  02494-2725

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:

(781) 433-0771

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 17, 2004, the Board of Directors of AVANT Immunotherapeutics, Inc. (the “Company”) appointed Dr. Alf A. Lindberg and Dr. Francis R. Cano to the Company’s Board of Directors.  The Company’s Board of Directors is evaluating Board committee assignments for Dr. Lindberg and Dr. Cano and expects to appoint Dr. Lindberg and Dr. Cano to a committee in the coming months.  There is no arrangement or understanding pursuant to which Dr. Lindberg or Dr. Cano was appointed to the Company’s Board of Directors, nor are there any transactions or proposed transactions to which the Company and Dr. Lindberg or Dr. Cano are, or will be, a party.  As of the date of this report, neither Dr. Lindberg nor Dr. Cano has entered into any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Dr. Lindberg

Dr. Lindberg is currently the Chief Executive Officer of Nobel Web AB, the official website of the Nobel Foundation, and is a non-executive Director of Catella Health Care and Medivir AB in Sweden, Pharmexa A/S in Denmark, Proteome Sciences plc in the United Kingdom, Pharmavent Partners in France and Vaxin Inc. in the United States.  From 1993 through 2003, Dr. Lindberg was an adjunct professor in Microbiology at the Karolinska Institutet.  In 1995, he was appointed Executive Vice President of R&D at Pasteur Merieux Connaught (from 2000 Aventis Pasteur, and from 2005 sanofi pasteur) in Lyon, France, a position he held until his retirement in 2001.  From 1992 to 1995, Dr. Lindberg held the position of Chief Scientific Officer and Head of R&D at Wyeth-Lederle Vaccines in Pearl River, New York.

Dr. Lindberg obtained his baccalaureate in Malmö, Sweden in 1959, and his MD and PhD degrees at the Karolinska Institutet, Stockholm, Sweden in 1971.  He was an NIH postdoctoral fellow at Stanford University Medical School from 1972 to 1974. In 1977, Dr. Lindberg was appointed associate professor in Bacteriology at the Karolinska Institutet.  In 1982, he became professor and chairman of the Department of Clinical Bacteriology, Karolinska hospital, Karolinska Institutet.  In 1983, he assumed the same position at Huddinge University Hospital, Karolinska Institutet.  From 1984 to 1991, he was also Head of the Clinical Research Center at Huddinge University Hospital.  From 1985 to 1993, Dr. Lindberg was a member of the Nobel Assembly and its Nobel Committee, which selects the Nobel Laureates in Physiology and Medicine, at the Karolinska Institutet.  During 1991 and 1992, he was the secretary of the Medicine Prize and a member of the Board of Directors of the Nobel Assembly.

Dr. Cano

Dr. Cano served as Chairman and Chief Executive Officer of Vaxin Inc. since 2003 and as a director since 2001. In 1996, Dr. Cano started Cano Biotechnology Corp., where he consulted with vaccine leaders, small private and public biotechnology companies, venture groups, and universities.  From 1992 to 1996, he served as President and Chief Operating Officer of Aviron, a public biotechnology company focused on developing viral vaccines for disease prevention. Dr. Cano began his career as a microbiologist in the vaccines division of Lederle Laboratories and, during his 21-year career there, he licensed seven human vaccines. He left Lederle Laboratories as Vice President and General Manager of the vaccines division.  Dr. Cano received his Ph.D. degree in Microbiology from Pennsylvania State University and performed his postdoctoral work at the Institute of Microbiology at Rutgers University.  Dr. Cano sits on the Boards of Biomerica, Inc., Lancer Orthodontics, Inc. and Arbor Vita Corporation.

Item 7.01.  Regulation FD Disclosure.

On November 21, 2005, the Company issued a Press Release announcing the appointments of Dr. Lindberg and Dr. Cano to the Company’s Board of Directors.  A copy of the Press Release is furnished as Exhibit 99.1 hereto and by this reference made a part hereof.

Item 9.01.  Financial Statements and Exhibits.

     (c) Exhibits

Exhibit Number	Description of Exhibit
99.1	AVANT Immunotherapeutics, Inc. Press Release, dated November 21, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AVANT IMMUNOTHERAPEUTICS, INC.

Dated: November 21, 2005	By:	/s/ Avery W. Catlin
Avery W. Catlin
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

     The following designated exhibit is filed herewith:

Exhibit Number	Description of Exhibit
99.1	AVANT Immunotherapeutics, Inc. Press Release, dated November 21, 2005